                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
     Agway Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (File No. 33-62927) and on Form S-8 (File No. 33-54083) of our reports dated August 30, 1996, on our audits of the consolidated financial statements and financial statement schedules of Agway Inc. and Consolidated Subsidiaries as of June 30, 1996, and 1995, and for the years ended June 30, 1996 1995 and 1994, which reports are included in this Annual Report on Form 10-K.








COOPERS & LYBRAND L.L.P.

Syracuse, New York
September 6, 1996

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation of reference in the Prospectus constituting part of the Registration Statement on Form S-3 (File No. 33-62927) of Agway Inc. of our report dated August 11, 1995, relating to the consolidated financial statements of H. P. Hood Inc., appearing on page 27 of this Form 10-K.



PRICE WATERHOUSE LLP
Boston, Massachusetts
September 5, 1996

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-54083) of Agway Inc. of our report dated August 11, 1995 relating to the consolidated financial statements of H. P. Hood Inc., appearing on page 27 of this Form 10-K.



PRICE WATERHOUSE LLP
Boston, Massachusetts
September 5, 1996

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements of Agway Inc. on Form S-3 (File No. 33-62927) and on Form S-8 (File No. 33-54083) of our report dated August 9, 1996, relating to the June 25, 1994 financial statements of Curtice Burns Foods, Inc., which report appears under Item 8 of this Annual Report on Form 10-K.







PRICE WATERHOUSE LLP


Rochester, New York
September 5, 1996